CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent in the Registration Statement on Form S-8 pertaining to the UDLP Amended and Restated Supplemental Retirement and Savings Plan and the United Defense Stock Option Plan of United Defense Industries, Inc. to the incorporation by reference therein of our reports dated April 2, 1998, with respect to the consolidated financial statements of United Defense Industries, Inc., Iron Horse Investors, L.L.C., and United Defense, L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                _____________________


Washington, D.C.
July 24, 1998